Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
The Nevis Fund, Inc.:

We consent to the use of our report dated July 27, 2004, incorporated herein by reference, with respect to the financial statements of The Nevis Fund, Inc., as of May 31, 2004, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information.



/s/ KPMG LLP

Philadelphia, Pennsylvania
September 28, 2004